UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-50002 (Commission File No.)	52-2175896 (IRS Employer Identification No.)

15/F East Wing

Sincere Insurance Building

6 Hennessy Road, Wanchai

Hong Kong

 (Address of principal executive offices)

852–3104-9012

Registrant’s telephone number)

SHEFFIELD PRODUCTS, INC.

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 27, 2004, the existing directors of the Company appointed three new independent directors to serve with them as members of the board of directors.   The three new directors appointed on that date were Leslie Terh Chiew Kim, David Ho and Paul Y.L. Tong.

There is no arrangement or understanding between any of the new directors and any other persons pursuant to which the new directors were selected as directors.  There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which any of the new directors had or is to have a direct or indirect material interest.

The new directors have not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Biographical information regarding the three newly appointed independent directors follows:

Leslie Terh Chiew Kim.  Mr. Terh is retired as a business executive and as a military officer (Lt-Col, retired).  From 1981 to 1985 he was Assistant Sales Manager in Southeast Asia for Radio Holland BV, a Dutch Multinational company which is part of the NedLloyd Group.  From 1988 to 1995 he was General Manager in Southeast Asia for Racal Electronics, a British Multinational company, and from 1995 to 1997, he was General Manager and Director of Projects for Asia Pacific Telecommunications Corporation, a Canadian Multinational company.  From 1963 to 1980 he was an active duty military officer in Singapore, where his appointments included serving as Commanding Officer of the School of Signal, Commanding Officer of the 1st Signal Battalion, Dy Chief of Signals, Head of Mindef Combined Arms and Joint Doctrine team and Chief Instructor, Singapore Command and Staff College.   From 1980 to 1992 he was in the military reserves during which time his appointments included serving as Infantry Brigade Commander of the 6th Division and Division Support Command Commander of the 9th Division. Mr. Kim trained in a number of military academies, including the Federation Military College in Sungei Besi, Selangor, Malaysia, the British Royal Signals School in Yorkshire, UK, the School of Advanced Training for Officers (SAFTI), the Advanced Signal Officers Course, US Army Signal School, Fort Monmouth, New Jersey, and the Singapore Command and Staff College.

David Ho.  Mr. Ho is the founder of Caltex South China Investments Limited, a petroleum company, and since 1982, has been its Executive Vice Chairman.  Through a private venture capital fund he also has interests in various other Asia Pacific and European companies with interests in manufacturing, leisure, media, construction, meat processing and real estate.  Mr. Ho has a B Sc. Mining Engineer degree from the University of Newcastle Upon-Tyne, England.

Paul Y.L. Tong.  Since 2001, Dr. Tong has served as a director for several companies including serving as non-executive director of Global China Group Holdings Ltd., a Hong Kong investment holding company, executive director of Hip Hing Constructions Co. Ltd, executive director of Lifestyle International Holdings Limited, Chairman (Asia Pacific) of Parsons Brinckerhoff International, Pte Ltd.,  Singapore, an international engineering consultant,  and Senior Consultant to New World China Land Ltd, a Chinese property development and investment company based in Hong Kong.  From 1998 to 2001, Dr. Tong was an executive director of Lai Sun Development of Hong Kong, as well as Vice Chairman of Lai Fung Holdings Ltd.  From 1995 to 1998, Dr. Tong was CEO of Pacific Century Regional Developments Ltd., a Singapore property, infrastructure and life insurance company.  He has BSc and MSc degrees from Hong Kong University, and a PhD from the University of Manchester.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL NETWORK ALLIANCE INTERNATIONAL, INC.

By: /s/

 Terence Yap

President, CEO and Director

Date: December 30, 2004

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